Exhibit 5.1

December 18, 2024

Applied Optoelectronics, Inc.

13119 Jess Pirtle Blvd.

Sugar Land, TX 77478

Ladies and Gentlemen:

We have acted as counsel for Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) by the Company relating to (a) the issuance and sale by the Company of (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) and (v) units comprising one or more securities described in clauses (i) through (iv) above in any combination (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities” and individually a “Security”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price to be determined at a later date by the Company Board (as defined below) and (b) the resale from time to time of Securities by certain securityholders of the Company (the “Resale Securities”).

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the certificate of incorporation and bylaws, each as amended to date, of the Company (the “Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the base prospectus for the offer and sale of the Securities (as may be amended or supplemented, the “Base Prospectus”); (iv) the specimen Common Stock certificate of the Company; (v) the minutes and records of the corporate proceedings of the Company with respect to the filing of this Registration Statement; and (vi) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that prior to, or in connection with, the issuance of any Securities: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the Base Prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) along with the prospectus contained in the Registration Statement, a prospectus supplement will have been prepared and along with the prospectus contained in the Registration Statement, filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) in connection with the issuance of Debt Securities, any applicable indenture, indenture supplement or agreement relating to the Debt Securities (an “Indenture”) will have been duly authorized and validly executed and delivered by all applicable parties, will comply with applicable law and will be enforceable in all respects in accordance with its terms; (viii) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been duly authorized and validly executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) in connection with the sale of any Units, any required unit agreement or agreement relating to the Units (a “Unit Agreement”) will have been duly authorized and validly executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (x) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (xi) with respect to shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.            With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and the Company Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2.            With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock) , all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            With respect to Debt Securities to be issued under an Indenture, when (i) the Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Indenture is qualified to act as trustee under the Indenture, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Company Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, and upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

4.            With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

5.            With respect to Units, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Unit Agreements and Units have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Units or certificates representing the Units have been duly registered and delivered in accordance with the appropriate Unit Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Unit), all in accordance with the Registration Statement and any prospectus supplement, the Units will constitute valid and legally binding obligations of the Company.

6.            When an issuance of Resale Securities constituting Common Stock or Preferred Stock has been duly authorized by all necessary corporate action of the Company, such Resale Securities will be validly issued, fully paid and non-assessable.

7.            When an issuance of Resale Securities constituting Debt Securities, Warrants or Units has been duly authorized by all necessary corporate action of the Company, such Resale Securities will constitute valid and legally binding obligations of the Company.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a)          The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)          The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law), (ii) provisions purporting to make a guarantor primarily liable rather than as a surety and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c)          In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded, (ii) the Company will continue to be incorporated and in existence and good standing under the laws of the State of Delaware and (iii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the DGCL as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP